Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 2 to Registration Statement No. 333-123798 on Form S-1/A of our report dated March 31, 2005 (April 11, 2005 as to Note 14) relating to the financial statements of Advanced Analogic Technologies Incorporated and Subsidiaries appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

San Jose, California

May 31, 2005